Centennial Government Trust
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 06/30/96:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


                    Date                    Daily Accrual Per Share (in $)

                  06/24/96                           .0001253
                  06/25/96                           .0001242
                  06/26/96                           .0001250
                  06/27/96                           .0001253
                  06/28/96                           .0001264
                  06/29/96                           .0001265
                  06/30/96                           .0001265
                                                     --------

                  Seven Day
                    Total:                           .0008792


         Current Yield:                     $0.0008792/7 x 365 = 4.58%


                                                  365/7
         Effective Yield:           (.0008792 + 1)      - 1  = 4.69%